Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (nos. 333-189556, 333-190691 and 333-201213) of First Community Financial Partners, Inc. of our report dated March 20, 2014, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of First Community Financial Partners, Inc. and Subsidiaries for the year ended December 31, 2013.

/s/ McGladrey LLP
Chicago, Illinois
March 13, 2015